EXHIBIT 99.1
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LOGO - MFN

                                                                    NEWS RELEASE
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Corporate Headquarters  360 Hamilton Avenue  White Plains, NY 10602 914.421.6700
                                                                     www.mfn.com

FOR IMMEDIATE RELEASE


                         METROMEDIA FIBER NETWORK, INC.

                 ANNOUNCES FURTHER DELAY IN FILING ANNUAL REPORT



NEW YORK, APRIL 17, 2002 - Metromedia Fiber Network, Inc. (MFN) (NASDAQ: MFNX), the leading provider of digital communications infrastructure, announced today that the filing of its Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission would be further delayed. MFN had previously announced that it intended to file the Annual Report by April 16, 2002, the extended due date for the filing of the report pursuant to SEC rules.


MFN also announced that it is reexamining its reported operating results for each of the quarterly periods included in the fiscal year ended December 31, 2001 with the assistance of KPMG LLP, who was appointed as MFN's auditors effective December 2001. MFN has identified issues relating to a number of adjustments that it believes will be necessary for such quarterly periods and is working to determine the nature and amount of such adjustments. As a result, MFN expects to restate its quarterly results for each of the first three quarters of the fiscal year ended December 31, 2001. MFN has also been informed by KPMG LLP that they were not able to review the quarterly data that is expected to be included in the Annual Report in accordance with professional standards because MFN's internal control structure and policies and procedures for the preparation of interim financial information did not provide an adequate basis for them to complete such a review.


MFN separately notified stockholders whose shares of MFN's class A common stock and convertible securities were registered on the Company's Registration Statement on Form S-3, which incorporated MFN's quarterly financial information for 2001 and certain prior annual periods, declared effective December 21, 2001, that such Registration Statement was no longer current and effective and that they should suspend sales under such Registration Statement effective immediately. Due to their recent appointment as MFN's auditors, KPMG LLP was not associated with the Registration Statement. In addition, as a result of MFN's failure to timely file its Annual Report MFN's stockholders will not be able to sell MFN securities pursuant to Rule 144 of the Securities Act of 1933.


METROMEDIA FIBER NETWORK, INC.

MFN is the leading provider of digital communications infrastructure solutions. The Company combines the most extensive metropolitan area fiber network with a global optical IP network, state-of-the-art data centers, award-winning managed services and extensive peering relationships to deliver fully integrated, outsourced communications solutions to Global 2000 companies. The all-fiber infrastructure enables MFN customers to share vast amounts of information internally and externally over private networks and a global IP backbone, creating collaborative businesses that communicate at the speed of light.

Customers can take advantage of MFN's complete, end-to-end solution or select individual components to complement their existing infrastructures. By leasing MFN's metropolitan and regional fiber, customers can create their own, private optical network with virtually unlimited, un-metered bandwidth at a fixed fee. For more reliable, secure and high-performance Internet connectivity, customers can use MFN's private IP network to communicate globally without ever touching the public-switched network. Moreover, MFN's comprehensive managed services enable companies to create a world-class Internet presence, optimize complex sites and private optical networks, and transform legacy applications, all with a single point of contact.

PAIX.net, Inc., a subsidiary of MFN and the original neutral Internet exchange, offers secure, Class A co-location facilities where ISPs and other Internet-centric companies can form public and private peering relationships with each other, and have access to multiple telecommunications carriers for circuits within each facility.

One network. One infrastructure. One source.

For more information on MFN, please visit our Web site at WWW.MFN.COM
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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN TECHNOLOGY AND METHODS OF MARKETING, AVAILABILITY OF FINANCING, EXECUTION RISK RELATING TO THE TRANSACTION DESCRIBED HEREIN AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL. THIS ALSO INCLUDES SUCH FACTORS AS ARE DESCRIBED FROM TIME TO TIME IN THE SEC REPORTS FILED BY METROMEDIA FIBER NETWORK, INCLUDING THE MOST RECENTLY FILED FORMS S-3, 10-K AND 10-Q.


MEDIA RELATIONS:                    INVESTOR RELATIONS:
Kara Carbone                        Martin Cohen
Metromedia Fiber Network            212-606-4389
212-803-5596
kcarbone@mfn.com